SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, DC 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934
Date of Report (Date of earliest event reported): November 2, 2011
LYONDELLBASELL INDUSTRIES N.V.
(Exact Name of Registrant as Specified in Charter)

The Netherlands	001-34726	98-0646235
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)
Weena 737
3013 AM Rotterdam
The Netherlands
(Address of Principal Executive Offices)
Registrant’s Telephone number, including area code: 31 10 275 5500
(Former Name or Former Address, if Changed Since Last Report)
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:
☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01. Entry into a Material Definitive Agreement; Item 3.03. Material Modification to Rights of Security Holders;
Item 5.07. Submission of Matters to a Vote of Security Holders.
          On November 7, 2011, Lyondell Chemical Company (“Lyondell”), a wholly owned subsidiary of LyondellBasell Industries N.V. (the “Company”), accepted for purchase certain of its 8% Senior Secured Dollar Notes due 2017, 8% Senior Secured Euro Notes due 2017, and 11% Senior Secured Notes due 2018 tendered in its previously announced cash tender offer and consent solicitation.
          The tender offer was oversubscribed with respect to each series of Notes; therefore, Lyondell has accepted for purchase tendered Notes on a prorated basis. The following table sets forth the original outstanding principal amount of each series of Notes included in the tender offer, the principal amount of each such series that had been tendered and not withdrawn as of the early tender/consent deadline, the principal amount accepted for purchase for each such series and the approximate proration factor for each such series.

		Aggregate
	Principal	Principal	Aggregate
	Amount	Amount	Principal
	Outstanding	Tendered and	Amount	Approximate
	Held by Non-	Not	Accepted for	Proration
Securities	Affiliates(1)	Withdrawn	Purchase(2)	Factor(2)

8% Dollar Notes due 2017	$1,822,500,000	$1,796,894,000	$1,203,615,000	66.9831%
8% Euro Notes due 2017	€303,750,000	€299,823,930	€199,827,000	66.6481%
11% Notes due 2018	$2,637,342,089	$2,618,963,978	$1,318,672,000	50.3509%

(1)	As of October 20, 2011. The total aggregate principal amount of 8% Dollar Notes, 8% Euro Notes and 11% Notes held by all holders as of October 20, 2011 is $1,822,500,000, €303,750,000 and $3,240,225,105, respectively.

(2)	Reflects the results of rounding upon the terms and conditions described in the Offer to Purchase.
          Additionally, as a result of the receipt of the required consents pursuant to the cash tender offer and consent solicitation, Lyondell and the trustees under the indentures governing the Notes have executed supplemental indentures to amend certain terms included in the indentures. These amendments include the release of all of the collateral securing the Notes and modification of other provisions relating to restrictive covenants, including removal of the exception for certain existing shareholders from the current definition of change of control contained in the indentures, increasing the Company’s capacity to make restricted payments, and modifying and limiting the exceptions in the 8% Notes indenture related to the incurrence of liens.
          The foregoing description of the supplemental indentures does not purport to be complete and is qualified in its entirety by reference to such documents, copies of which are attached hereto as Exhibits 4.1 and 4.2 and incorporated by reference.
Item 9.01. Financial Statements and Exhibits.
     (d) Exhibits
4.1	First Supplemental Indenture, dated as of November 2, 2011, by and among Lyondell Chemical Company, LyondellBasell Industries N.V., each of the other Guarantors signatory thereto and Wilmington Trust, National Association, as trustee.

4.2	First Supplemental Indenture, dated as of November 2, 2011, by and among Lyondell Chemical Company, LyondellBasell Industries N.V., each of the other Guarantors signatory thereto and Wells Fargo Bank, National Association, as trustee.

SIGNATURES
     Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has caused this report to be signed on its behalf by the undersigned, hereunto duly authorized.

LYONDELLBASELL INDUSTRIES N.V.
Date: November 7, 2011	By:	/s/ Karyn F. Ovelmen
Karyn F. Ovelmen
Executive Vice President

Exhibit Index

Exhibit	Description
4.1	First Supplemental Indenture, dated as of November 2, 2011, by and among Lyondell Chemical Company, LyondellBasell Industries N.V., each of the other Guarantors signatory thereto and Wilmington Trust, National Association, as trustee.

4.2	First Supplemental Indenture, dated as of November 2, 2011, by and among Lyondell Chemical Company, LyondellBasell Industries N.V., each of the other Guarantors signatory thereto and Wells Fargo Bank, National Association, as trustee.